Exhibit 10.3

LINE OF CREDIT PROMISSORY NOTE

$20,000,000.00	February 22, 2012

FOR VALUE RECEIVED, at the times hereinafter stated, ORBCOMM INC., a Delaware corporation (“Borrower”) promises to pay to SIERRA NEVADA CORPORATION, a Nevada corporation, or order (“Lender”), at 444 Salomon Circle, Sparks, Nevada 89434, or at such other place as the holder hereof may from time to time designate in writing, in legal tender of the United States of America, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or so much as thereof as may be advanced or readvanced (the “Loan”) pursuant to the terms of that certain Line of Credit Loan Agreement of even date herewith between Lender and Borrower (the “Loan Agreement”) with interest from the date or dates of disbursement on the unpaid principal balance from time to time outstanding at the rate of interest set forth in the Loan Agreement (the “Interest Rate”).

Interest only payments shall be due and payable on the first day of each and every month, commencing on the first day of August 2012, in the amount of the interest then accrued at the Interest Rate on the entire unpaid principal balance. Any balance of principal and accrued and unpaid interest, together with any other amounts owed by Borrower to Lender under the terms of this note (“Note”) shall be due and payable under this Note in full on the Maturity Date (as defined in the Loan Agreement), except if the Maturity Date is extended pursuant to the terms and conditions set forth in the Loan Agreement, in which case any balance of principal and accrued and unpaid interest, together with any other amounts owed by Borrower to Lender under the terms of this Note shall be due on the Maturity Date as extended.

This Note is issued pursuant to the Loan Agreement and is secured by that certain Security Agreement of even date herewith (the “Security Agreement”) wherein Lender is granted a security interest in and to certain collateral (the “Collateral”) described therein.

At no time shall the Interest Rate exceed the legal rate of interest permitted to be charged by the Lender. In the event any law precludes Lender from charging the Interest Rate otherwise permitted hereunder, the rate of interest hereunder for the period during which such rate is unlawful shall be the highest rate permitted by law. The rate of interest hereunder shall immediately increase to the rate permitted hereunder as soon as permitted by law. Any interest which would otherwise have become due to Lender but for the application of any law, shall, to the extent legally permitted, be repaid to Lender in equal monthly installments above the interest otherwise due at such time, so that the interest otherwise due to Lender hereunder, but not permitted by law, shall be fully repaid to Lender by the Maturity Date. Such payments shall be made at the time and in the manner set forth herein for the payment of interest.

Borrower shall be responsible to pay all costs and charges set forth in the Loan Agreement.

Borrower shall have the right to prepay without penalty all or any portion of the Loan. Upon each such prepayment, Borrower shall also pay all accrued interest on the principal amount prepaid. All payments on this Note shall be applied first to accrued interest and the balance to principal and if interest is unpaid it shall bear interest like principal at the Interest Rate. Borrower acknowledges that the foregoing, and other provisions of this Note, shall result in compounding of interest and Borrower agrees thereto pursuant to the provisions of Nevada Revised Statutes 99.050.

Borrower agrees with Lender that it would be extremely difficult or impracticable to fix the actual damages of Lender in the event that any payment of interest or principal hereunder shall not be paid when due and that Lender will incur extra administrative expenses and loss of use of funds; therefore, Borrower agrees to pay Lender, in the event a payment is not made within fifteen (15) days of the date it was due, an amount equal to 5% of such late payment or $10,000, whichever is less. Acceptance of such amount by Lender shall be in lieu of its actual damages for any such delinquent payment. Nothing in this Note shall be construed as an express or implied agreement by Lender to forbear in the collection of any delinquent payment, or be construed as in any way giving the Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereof to receive payment of such damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

Failure to make any payment of principal and/or interest within five (5) days after the holder delivers written notice thereof to Borrower or to otherwise perform hereunder, or the occurrence of an Event of Default by Borrower under the terms of the Loan Agreement, the Security Agreement, or any other agreement or instrument securing the indebtedness evidenced hereby, shall constitute a default hereunder (each an “Event of Default”) and shall, without notice, at the option of the holder hereof, cause all of the unpaid principal of this Note, with interest accrued thereon and any other sums due under the Loan Agreement, Security Agreement or other instruments, to become immediately due and payable. Upon the occurrence of an Event of Default, at the option of the holder hereof, all amounts then unpaid under this Note, the Loan Agreement, the Security Agreement or any other instrument securing the Note or the Loan Agreement shall bear interest from the date of such Event of Default until such Event of Default is cured at a default rate equal to five percent (5%) above the applicable Interest Rate (the “Default Rate”) and shall be immediately due and payable. Delay or failure to exercise said options shall not constitute a waiver of the right to exercise same at any time thereafter or in the event of any subsequent default.

The acceptance of any payment hereunder which is less than payment of all amounts then due and payable shall not constitute a waiver of any of the rights or options of the holder hereof or to the exercise of those rights and options at the time of such acceptance or at any subsequent time. Principal, interest and any fees hereunder shall be payable in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for, any and all present and future taxes, withholdings, and costs or reserves.

In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of this Note in accordance with its terms or any portion of the indebtedness evidenced hereby, whether or not any suit, proceeding or any judicial or non-judicial foreclosure proceeding be commenced in which the holder is the prevailing party, Borrower promises to pay all such expenses and reasonable attorneys’ fees, including, without limitation, any attorneys’ fees incurred in any bankruptcy proceeding.

This Note shall be construed and enforced in accordance with the laws of the State of Nevada, except as may be pre-empted by federal law. Borrower agrees that Lender shall have the rights and remedies available to a creditor under the laws of the State of Nevada. Borrower consents to the personal jurisdiction of the appropriate state or federal court located in Clark County, Nevada.

No waiver by Lender of any right or remedy shall be effective unless in writing and signed by Lender, and no such waiver, on one occasion, shall be construed as a waiver on any other occasion. Borrower waives any right of offset now or hereafter existing against the holder hereof.

In the event that this Note is executed by two or more persons or entities as Borrower, the liability of such persons or entities for the amounts due hereunder shall be joint and several.

Each maker, endorser and guarantor jointly and severally and to the extent permitted by law waives notice of intent to accelerate, demand, presentment for payment, protest and notice of protest and non-payment of this Note; waives any and all lack of diligence or delays in the collection or enforcement hereof; and expressly agrees to remain and continue bound for the payment of the principal, interest and other sums provided for by the terms of this Note, the Loan Agreement or the Security Agreement, notwithstanding any extension of time for the payment of said principal or interest or other sum, or any change in the amount agreed to be paid under this Note, the Loan Agreement or in the Security Agreement, or any change by way of release or surrender, exchange or substitution for any real estate security or other collateral security now held or which may hereafter be held as security for this Note, and waives all and every kind of notice of such extension, or change, and agrees that the same may be made without notice to or joinder of Borrower.

[Signature Page to Follow]

BORROWER:

ORBCOMM INC., a Delaware corporation

By:
Marc Eisenberg
Chief Executive Officer

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